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                                                                    EXHIBIT 23.1



                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



     As independent public accountants, we hereby consent to the use and incorporation by reference in this registration statement of our reports dated February 28, 1994 included herein and in Hanover Direct, Inc.'s Form 10-K for the year ended January 1, 1994 and to all references to our Firm included in this registration statement (Registration Statement No. 33-52353).



                                          ARTHUR ANDERSEN & CO.



New York, New York


March 9, 1994

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                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



     As independent public accountants we hereby consent to the incorporation by reference in this registration statement of our reports dated September 30, 1992 on the consolidated balance sheets of Company Store Holdings, Inc. and Subsidiaries (Debtors-in-Possession) as of August 1, 1992 and July 27, 1991, and the related consolidated statements of operations, shareholders' investment (deficit) and cash flows for each of the three years in the period ended August 1, 1992, included in Hanover Direct, Inc.'s Form 8-K dated February 17, 1994 and to all references to our Firm included in this registration statement (Registration Statement No. 33-52353).



                                          ARTHUR ANDERSEN & CO.



Minneapolis, Minnesota


March 9, 1994